                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                               LENNAR CORPORATION,

                                     Issuer



                                       TO



                          BANK ONE TRUST COMPANY, N.A.,
                                 as successor to
                       The First National Bank Of Chicago,

                                     Trustee



                          FIFTH SUPPLEMENTAL INDENTURE

                            DATED AS OF APRIL 4, 2001

                                  TO INDENTURE

                          DATED AS OF DECEMBER 31, 1997



                                   Relating To

           Zero Coupon Convertible Senior Subordinated Notes Due 2021
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                                TABLE OF CONTENTS

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
ARTICLE ONE           DEFINITIONS.........................................................2

ARTICLE TWO           ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2021.........12

ARTICLE THREE         GLOBAL SECURITIES..................................................36

ARTICLE FOUR          ADDITIONAL COVENANTS...............................................38

ARTICLE FIVE          REMEDIES...........................................................42

ARTICLE SIX           DISCHARGE OF SUPPLEMENTAL INDENTURE................................43

ARTICLE SEVEN         SUPPLEMENTAL INDENTURES............................................45

ARTICLE EIGHT         SUBORDINATION OF THE NOTES.........................................46

ARTICLE NINE          MISCELLANEOUS......................................................49

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
                  FIFTH SUPPLEMENTAL INDENTURE, dated as of April 4, 2001 (the "Supplemental Indenture"), to Indenture, dated as of December 31, 1997, between Lennar Corporation (the "Company"), a Delaware corporation having its principal office at 700 N.W. 107th Avenue, Miami, Florida 33172, and Bank One Trust Company, N.A. (the "Trustee"), a national banking association, organized under the laws of the United States of America which has its corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 31, 1997 (the "Indenture"), providing for the issuance from time to time of its debentures, notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided ("Securities");

                  WHEREAS, on September 13, 1999, Bank One Trust Company, N.A. succeeded to The First National Bank Of Chicago as Trustee under the Indenture;

                  WHEREAS, Section 2.02 of the Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Indenture to establish the terms of Securities of any series;

                  WHEREAS, the Company has duly authorized the creation of an issue of Securities to be known as the Zero Coupon Convertible Senior Subordinated Notes Due 2021 (the "Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

                  WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                  SECTION 1.01 Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.


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
                  SECTION 1.02 References in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified.

                  SECTION 1.03 In the case of capitalized terms defined in this Supplemental Indenture that are also defined in the Indenture, the meanings ascribed to such terms in this Supplemental Indenture shall apply with respect to the Notes.

                  SECTION 1.04 For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

                  "Accreted Conversion Price" means the price determined by dividing (x) the sum of the Issue Price plus Original Issue Discount accrued to the reference date, by (y) the Conversion Rate.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated without payment of such penalty.

                  "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

                  "Bid Agent" means a bid solicitation agent appointed by the Company to act in such capacity pursuant to paragraph 5 of the Notes.


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
                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Cash" has the meaning provided in Section 2.04.

                  "Cash Conversion Price" means, in respect of each of a Note per $1,000 of Principal Amount at Final Maturity the product of (i) the average of the Sale Price of the Common Stock for each Trading Day in the five Trading Day period immediately following (a) the date on which the Company delivers timely notice of its election to deliver cash instead of issuing shares of Common Stock in accordance with Section 2.06(2) if the Company has not given notice of redemption of the Notes or (b) the Conversion Date if the Company has given notice of redemption of the Notes, in either case multiplied by (ii) the Conversion Rate on such date and appropriately adjusted to take into account the occurrence, during such five Trading Day period, of any event requiring adjustment of the Conversion Rate under this Supplemental Indenture.

                  "Closing Date" means the date of this Supplemental Indenture.

                  "Closing Price" with respect to any securities on any day means the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                  "Common Stock" means the Company's Common Stock, par value $.10 per share.

                  "Company Fundamental Change Purchase Notice" has the meaning provided in Section 2.03.

                  "Company Notice" has the meaning provided in Section 2.04.

                  "Company Notice Date" has the meaning provided in Section
2.04.

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets of the Company and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting
(1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and excluding all


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
intercompany items between the Company and any of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Shareholders' Equity" means consolidated shareholders' equity of the Company and its Subsidiaries as determined in accordance with GAAP and reflected on the Company's most recent balance sheet.

                  "Controlled" means ownership or control of more than 50% of the voting power of such entity.

                  "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion.

                  "Conversion Date" has the meaning provided in Section 2.06.

                  "Conversion Rate" has the meaning provided in Section 2.06.

                  "Credit Agreement" means the Credit Agreement dated May 3, 2000, by and among the Company, the lenders party thereto and Bank One, N.A., as administrative agent, as amended from time to time.

                  "Defaulted Interest" has the meaning specified in Section
2.11.

                  "Depositary" has the meaning provided in Article Three.

                  "Designated Senior Indebtedness" means any Indebtedness incurred under the Credit Agreement and any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $50,000,000, and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for the purposes of this Supplemental Indenture.

                  "Distributed Securities" has the meaning provided in Section 2.07.

                  "Event of Default" has the meaning provided in Section 5.01.

                  "Expiration Time" has the meaning provided in Section 2.07.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  "Final Maturity" or "Final Maturity Date" shall be April 4, 2021.

                  "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Notes as:

                  (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or Permitted Holders, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

                  (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety, to another Person (other than (i) any such transaction pursuant to which the holders of the Voting Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Voting Stock or (B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Voting Stock solely into shares of stock carrying substantially the same relative rights as the Voting Stock); or

                  (c) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

provided, however, that a Fundamental Change shall not be deemed to have occurred if either (I) the Closing Price per share of the Common Stock for any ten (10) Trading Days (each, a "Pricing Trading Date") within the period of 20 consecutive Trading Days ending immediately before the Fundamental Change shall equal or exceed 105% of the Accreted Conversion Price, provided that at least five Pricing Trading Dates occur within the 10 consecutive Trading Days ending immediately before the Fundamental Change or (II) (x) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Notes become convertible solely into such Publicly Traded Securities and (y) the consideration in the transaction or transactions constituting the Fundamental Change consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average Closing Price of such Publicly Traded Securities during the five
(5) consecutive


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
Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Fundamental Change) of at least 105% of the Accreted Conversion Price.

                  "Fundamental Change Purchase Date" has the meaning provided in
Section 2.03.

                  "Fundamental Change Purchase Notice" has the meaning provided in Section 2.03.

                  "Fundamental Change Purchase Price" has the meaning provided in Section 2.03.

                  "Funded Debt" of any Person means all Indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such person, and all Indebtedness, contingent or otherwise, incurred or assumed by such person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar Indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such person for a period ending more than one year after the date as of which Funded Debt is being determined; provided, however, that Funded Debt shall not include (i) any Indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depository either on or before the maturity or redemption date thereof or (ii) any Indebtedness of such person to any of its subsidiaries or of any subsidiary to such person or any other subsidiary or
(iii) any Indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for such indebtedness is limited to assets of such projects.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Supplemental Indenture shall be computed in conformity with GAAP.

                  "Global Securities" means with respect to the Notes issued hereunder, a Note which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Supplemental Indenture and any supplemental indentures hereto, if any, or certified resolution of the Board of Directors and pursuant to a written request by the Company, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount at Final Maturity of, all of the outstanding

Notes or any portion thereof, in either case having the same terms, including, without limitation, the same original Issue Date and Final Maturity Date.

                  "Indebtedness" means, with respect to the Company or any Subsidiary, and without duplication, (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of the Company or any Subsidiary to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit, bank guarantees or bankers', acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company or any Subsidiary required, in conformity with generally accepted accounting principles, to be accounted for as capital lease obligations on the balance sheet of the Company, (d) all obligations of the Company or any Subsidiary (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by the Company or any Subsidiary in respect of, and obligations or liabilities (contingent or otherwise) of the Company or such Subsidiary to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations, excluding any operating leases the Company or any Subsidiary is currently (or may become) a party to, described in clauses (a) through (d) secured by any Lien existing on property which is owned or held by the Company or Subsidiary, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary and
(g) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

                  "Indenture" has the meaning provided in the Recitals.

                  "Interest Payment Date" has the meaning specified in Section 2.09.

                  "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

                  "Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is issued as set forth on the face of the Note.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Market Price" means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day (if the third Business Day prior to the


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
applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date, of any event requiring adjustment of the Conversion Rate under this Supplemental Indenture.

                  "Option Exercise Date" has the meaning specified in Section 2.09.

                  "Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount at Final Maturity of the Note as set forth on the face of the Note.

                  "Notes" has the meaning provided in the Recitals.

                  "pay the Notes" has the meaning provided in Section 8.03.

                  "Paying Agent" means the office or agency designated by the Company where Notes may be presented for payment.

                  "Payment Blockage Notice" has the meaning provided in Section 8.03.

                  "Permitted Holders" means any current holder of the Company's Class B Common Stock and any permitted transferee of the Company's Class B Common Stock under the terms of the Company's Certificate of Incorporation as it exists on April 4, 2001.

                  "Permitted Liens" has the meaning provided in Section 4.01.

                  "Permitted Sale and Leaseback Transactions" has the meaning provided in Section 4.02.

                  "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

                  "Pricing Trading Date" has the meaning provided in the definition of Fundamental Change in Section 1.04.

                  "Principal", "Principal Amount" or "principal" of a debt security, including the Notes, means the principal of the security, including any accrued Original Issue Discount on the security.

                  "Principal Property" means, any property owned or leased by the Company or a Significant Subsidiary, the net book value of which exceeds one percent of the Consolidated Net Tangible Assets of the Company and its Subsidiaries.

                  "Publicly Traded Securities" has the meaning provided in the definition of Fundamental Change in Section 1.04.

                  "Purchase Date" has the meaning provided in Section 2.04.


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
                  "Purchase Notice" has the meaning provided in Section 2.04.

                  "Purchase Price" has the meaning provided in Section 2.04.

                  "Purchased Shares" has the meaning provided in Section 2.07.

                  "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

                  "Regular Record Date" has the meaning specified in Section
2.09.

                  "Restated Principal Amount" has the meaning specified in
Section 2.09.

                  "Sale and Leaseback Transaction" has the meaning set forth in
Section 4.02.

                  "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

                  "SEC" means the Securities and Exchange Commission.

                  "Senior Indebtedness" means the principal of, interest on and other amounts due on Indebtedness of the Company, whether outstanding on the date of this Supplemental Indenture or thereafter created, incurred, assumed or guaranteed by the Company; unless, in the instrument creating or evidencing or pursuant to which Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Notes. Senior Indebtedness includes, with respect to the obligations described above, interest accruing pursuant to the terms of such Senior Indebtedness on or after the filing of a petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by the Company or any Subsidiary for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b)

Indebtedness of the Company to a Subsidiary of the Company; or (c) any liability for federal, state, local or other taxes owed or owing by the Company.

                  "Significant Subsidiary" means a Subsidiary that is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

                  "Special Record Date" has the meaning specified in Section
2.11.

                  "Stated Maturity", when used with respect to any Note or any installment of semiannual or contingent interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount at Final Maturity of such Note or such installment of semiannual or contingent interest is due and payable.

                  "Subsidiary" means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner of which is the Company or any Subsidiary.

                  "Supplemental Indenture" has the meaning provided in the Preamble.

                  "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after March 30, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after March 30, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount and contingent interest, if any) payable on the Notes either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

                  "Tax Event Date" has the meaning specified in Section 2.09.

                  "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange is open for business or (y) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Twenty-Day Average Price" means the average of the Sale Prices of the Common Stock for each Trading Day in the 20 Trading Day period ending on the last Trading

Day prior to the applicable Conversion Date, appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Rate under this Supplemental Indenture.

                  "Trustee" means the person named as such in this Supplemental Indenture and, subject to the provisions of Article Seven of the Indenture, any successor to that person.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Voting Stock" means the Common Stock, the Company's Class B Common Stock and any other stock of the Company which votes together with the Common Stock in the election of directors (without regard to whether there has been an arrearage in the payment of dividends on preferred stock).

                  "Wholly Owned Significant Subsidiary" means a Significant Subsidiary, 100% of the outstanding capital stock of which (other than capital stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) is directly or indirectly owned by the Company or by one or more Wholly Owned Significant Subsidiaries.

                                  ARTICLE TWO

           ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2021

                  SECTION 2.01. Creation of Series. In accordance with Section
2.02 of the Indenture, there is hereby created a series of Securities under the Indenture entitled "Zero Coupon Convertible Senior Subordinated Notes Due 2021".

                  (1) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

                  (2) Subject to Section 2.02 of the Indenture and applicable law, the aggregate Principal Amount at Final Maturity of the Notes which may be authenticated and delivered under this Supplemental Indenture is limited to $632,807,000.

                  (3) The aggregate Principal Amount at Final Maturity of the Notes shall be payable on the Final Maturity Date unless earlier repaid or converted in accordance with this Supplemental Indenture.

                  (4) The Notes shall be issued at an Issue Price of $363.46 per $1,000 Principal Amount at Final Maturity. Except as provided for in Sections
2.09 and 2.11 and paragraph 1 of the Notes, there shall be no periodic payments of interest on the Notes. The calculation of the accrual of Original Issue Discount in the period during which each Note remains outstanding shall be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on the Issue Date of the Notes. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a


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Note, Original Issue Discount, if any, shall cease to accrue on such Note, under the terms and subject to the conditions of this Supplemental Indenture.

                  (5) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

                  (6) The Notes shall be payable and may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

                  SECTION 2.02. Optional Redemption by the Company.

                  (1) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 6 and 8 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Final Maturity of Notes to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date. The Company shall give the notice to the Trustee provided for in this
Section 2.02(1) at least 30 days but not more than 60 days before the Redemption Date.

                  (2) Selection of Notes to be Redeemed. If any Note selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Final Maturity of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 2.02(2) shall affect the right of any Holder to convert any Note pursuant to Sections 2.06, 2.07 and 2.08 before the termination of the conversion right with respect thereto.

                  (3) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee and to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note register.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, payable on the Redemption Date;

                  (c) the then current Conversion Rate;

                  (d) the name and address of the Paying Agent and the Conversion Agent;


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                  (e) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any;

                  (f) that the Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

                  (g) that Holders who wish to convert Notes must comply with the procedures in paragraph 10 of the Notes;

                  (h) that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Original Issue Discount and interest (including contingent interest), if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

                  (i) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Final Maturity of the particular Notes to be redeemed;

                  (j) that Original Issue Discount on Notes called for redemption shall cease to accrue on and after the Redemption Date; and

                  (k) the CUSIP number or numbers for the Notes called for redemption.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  (4) Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid contingent interest, if any) stated in the notice, except for Notes that are converted in accordance with the provisions of Sections 2.06, 2.07 and 2.08. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price (together with accrued contingent interest, if any).

                  (5) Sinking Fund. There shall be no sinking fund provided for the Notes.

                  (6) Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid contingent interest with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the


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
provisions of Sections 2.06, 2.07 and 2.08. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

                  SECTION 2.03. Repurchase at Option of the Holder Upon a Fundamental Change.

                  (1) If a Fundamental Change shall occur at any time prior to April 4, 2006, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the "Fundamental Change Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 95 days after the date of the Fundamental Change. The Notes shall be repurchased in integral multiples of $1,000 of Principal Amount at Final Maturity. The Company shall purchase such Notes for Cash at a price (the "Fundamental Change Purchase Price") equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Purchase Date or for shares of Common Stock as set forth in Section 2.04. No Notes may be repurchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes).

                  (2) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a notice (a "Company Fundamental Change Notice") of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof, including the information required by Section 2.04(6) hereof, on or before the 30th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Trustee a copy of such notice.

                  (3) For a Note to be so repurchased at the option of the Holder, the Paying Agent must receive such Note with the form entitled "Fundamental Change Purchase Notice" on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the 60th day after the Company Fundamental Change Notice is delivered. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

                  SECTION 2.04. Purchase of Notes at the Option of the Holder; Payment of Purchase Price or Fundamental Change Purchase Price in Stock.

                  (1) Purchase of Notes at the Option of the Holder. On each of April 4, 2006, April 4, 2011 and April 4, 2016 (each, a "Purchase Date"), at the purchase price specified in paragraph 7 of the Notes (each, a "Purchase Price"), a Holder of Notes shall have the option to require the Company to purchase any outstanding Notes, upon:

                           (a) delivery to the Paying Agent by the Holder of a
written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:


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                  (i) the certificate numbers of the Notes which the Holder
         shall deliver to be purchased;

                  (ii) the portion of the Principal Amount at Final Maturity of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Final Maturity or a multiple thereof;

                  (iii) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Supplemental Indenture; and

                  (iv) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in Section 2.04(4), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Final Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

                           (b) delivery or book-entry transfer of such Note to
the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 2.04 only if the Note so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  (2) Procedures. If a Holder, in such Holder's Purchase Notice or Fundamental Change Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Purchase Notice or Fundamental Change Purchase Notice, the portion that remains subject to the Purchase Notice or Fundamental Change Purchase Notice), fails to indicate such Holder's choice with respect to the election regarding a conditional withdrawal pursuant to the terms of clause (iv) of Section 2.04(l)(a) or the penultimate paragraph of the Fundamental Change Purchase Notice such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Purchase Notice or Fundamental Change Purchase Notice in the circumstances set forth in such clause (iv) and penultimate paragraph.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 2.04, a portion of a Note if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of Section 2.03 or this Section 2.04 shall be consummated by the delivery of the consideration to be


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
received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice or Fundamental Change Purchase Notice contemplated by Section 2.03 or this Section 2.04(1) shall have the right at any time prior to the close of business on the Purchase Date or Fundamental Change Purchase Date to withdraw such Purchase Notice or Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 2.05(1).

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

                  (3) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Purchase Date or Fundamental Change Purchase Date to pay the Purchase Price or Fundamental Change Purchase Price in respect of the Notes to be purchased pursuant to Section 2.03 or
Section 2.04(1) as of such Purchase Date or Fundamental Change Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 2.04(4) and (5). The Company shall designate, in the Company Notice delivered pursuant to Section 2.04(6), whether the Company shall purchase the Notes for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price or Fundamental Change Purchase Price of Notes in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 2.04 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price for such Notes, except (a) as provided in Section 2.04(5) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (b) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for Cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 2.04(3) or Section 2.04(5).

                  At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                           (a) the manner of payment selected by the Company;

                           (b) the information required by Section 2.04(6);


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                           (c) if the Company elects to pay the Purchase Price
or fundamental Change Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 2.04(5) have been or shall be complied with; and

                           (d) whether the Company desires the Trustee to give
the Company Notice required by Section 2.04(6).

                  (4) Purchase with Cash. At the option of the Company, the Purchase Price or Fundamental Change Purchase Price of Notes in respect of which a Purchase Notice or fundamental Change Purchase Notice pursuant to Section 2.03 or Section 2.04(l) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price or Fundamental Change repurchase Price, or such specified percentage thereof, as the case may be, of such Notes.

                  (5) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 2.04(l) or Fundamental Change Purchase Notice has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (a) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Notes in Cash by (b) 0.95 times the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price or Fundamental Change Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  The Company's right to exercise its election to purchase the Notes pursuant to Section 2.03 or Section 2.04 through the issuance of shares of Common Stock shall be conditioned upon:

                           (a) the Company having given timely written notice in
accordance with Section 2.04(6) of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

                           (b) (i) (A) the registration of the shares of Common
Stock to be issued in respect of the payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price under the Securities Act of 1933 or (B) the issuance of the shares of Common Stock in an action which is exempt from the registration requirements of the Securities Act of 1933 and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act of 1933 or otherwise and (ii) the registration of the shares of Common Stock under the Securities Exchange Act of 1934;


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                           (c) any necessary qualification or registration under
applicable state securities laws or the availability of an exemption from such qualification and registration; and

                           (d) the receipt by the Trustee of an Officers'
Certificate and an Opinion of Counsel each stating that (i) the terms of the issuance of the Common Stock are in conformity with this Supplemental Indenture and (ii) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the specified percentage of the Purchase Price or Fundamental Change Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (a), (b) and (c) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (b) and (c) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Final Maturity of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date or Fundamental Change Purchase Date. The Company may elect to pay the Purchase Price or Fundamental Change Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 2.04(5) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date or Fundamental Change Repurchase Date and the Company elected to purchase the Notes to be purchased as of such Purchase Date or Fundamental Change Repurchase Date pursuant to Section
2.03 or this Section 2.04 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price or Fundamental Change Purchase Price in respect of such Notes of such Holder or Holders in Cash.

                  Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount at Final Maturity of the Notes shall receive, the Company shall publish such determination in a daily newspaper of national circulation and on the Company's then existing website.

                  (6) Notice of Election. The Company's notices of election to purchase with Cash or Common Stock, or any combination thereof (each a "Company Notice"), shall be sent to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 Business Days prior to the Purchase Date (the "Company Notice Date") or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be. Such Company Notices shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay a Purchase Price or Fundamental Change Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:


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                           (a) state that each Holder shall receive Common Stock
in respect of the specified percentage of the Purchase Price or Fundamental Change Purchase Price of the Notes held by such Holder (except any Cash amount to be paid in lieu of fractional share);

                           (b) state that the total number of shares of Common
Stock to be issued to Holders will be equal to the quotient obtained by dividing
(i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price or Fundamental Change Purchase Price of such Notes in cash by
(ii) 0.95 times the Market Price of a share of Common Stock;

                           (c) set forth the method of calculating the Market
Price of the Common Stock; and

                           (d) state that because the Market Price of Common
Stock will be determined prior to the Purchase Date or Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice or Fundamental Change Repurchase Notice to be completed by a Holder and shall state:

                           (a) the Purchase Price, Conversion Rate and, to the
extent known at the time of such notice, the amount of contingent interest, if any, that will be payable with respect to the Notes on the Purchase Date;

                           (b) the name and address of the Paying Agent and the
Conversion Agent;

                           (c) that Notes as to which a Purchase Notice or
Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

                           (d) that Notes must be surrendered to the Paying
Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price and contingent interest, if any;

                           (e) that the Purchase Price or Fundamental Change
Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, shall be paid promptly following the later of the Purchase Date or Fundamental Change Purchase Date and the time of surrender of such Note as described in (d);

                           (f) the procedures the Holder must follow under
Section 2.03 and Section 2.04;

                           (g) briefly, the conversion rights of the Notes;


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                           (h) that, unless the Company defaults in making
payment of such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, Original Issue Discount and interest (including contingent interest), if any, on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice (or interest, if the Notes have been converted into semiannual cash pay notes pursuant to Section 2.09 of this Supplemental Indenture), if any, will cease to accrue on and after the Purchase Date; and

                           (i) the CUSIP or ISIN number of the Notes.

                           (j) the procedures for withdrawing a Purchase Notice
or Fundamental Change Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 2.04(l)(a)(iv) or the penultimate paragraph of the Fundamental Change Purchase Notice).

                  At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

                  (7) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  (8) Procedure Upon Purchase. On or before 11:00 a.m. (New York City time) on the Purchase Date or Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent Cash (in respect of a Cash purchase under Section 2.04(4) or for fractional interests or contingent interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of, and any accrued and unpaid interest with respect to, the Notes to be purchased pursuant to this Section 2.04. Payment of the Purchase Price or Fundamental Change Purchase Price for such Note shall be made as soon as practicable following the later of the Purchase Date or Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Note. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price or Fundamental Change Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date or Fundamental Change Purchase Date. Subject to Section 2.04(5), no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date or Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price or Fundamental Change Purchase Price of such Note on the Business Day following the Purchase Date or Fundamental Change Purchase Date, then, on and after such


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date, such Note shall cease to be outstanding and Original Issue Discount on such Note shall cease to accrue, whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon delivery or transfer of the Note).

                  (9) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 2.05. Further Conditions for Purchase at the Option of Holders Upon a Fundamental Change and Purchase of Notes at the Option of the Holder.

                  (1) Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 2.04(l) or Section 2.03(3), as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest, if any, with respect to such Note. Such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 2.04(l) or Section 2.03(3), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 2.04(l) or Section 2.03(3), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying;

                           (a) the certificate number of the Note in respect of
which such notice of withdrawal is being submitted;


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                           (b) the Principal Amount at Final Maturity of the
Note with respect to which such notice of withdrawal is being submitted; and

                           (c) the Principal Amount at Final Maturity, if any,
of such Note which remains subject to the original Purchase Notice or Company Fundamental Change Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice or Fundamental Change Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 2.04(1)(a)(iv) or a Fundamental Change Purchase Notice pursuant to the penultimate paragraph thereof or (ii) a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Notes pursuant to Section
2.03 or Section 2.04 (other than through the issuance of Common Stock in payment of the Purchase Price or Fundamental Purchase Price, including Cash in lieu of any fractional shares) or redemption pursuant to Section 2.03 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  (2) Deposit of Purchase Price or Fundamental Change Purchase Price. On or before 11:00 a.m. (New York City time) on a Purchase Date or a Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of, and any accrued and unpaid contingent interests, with respect to, all the Notes or portions thereof which are to be purchased as of such Purchase Date or Fundamental Change Redemption Date, as the case may be.

                  (3) Notes Purchased in Part. Any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Final Maturity equal to, and in exchange for, the portion of the Principal Amount at Final Maturity of the Note so surrendered which is not purchased or redeemed.

                  (4) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Sections 2.03 or
2.04 hereof, the Company shall (a) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act of 1934, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Securities Exchange Act of 1934, if applicable; and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 2.03 and 2.04 to be exercised in the time and in the manner specified in Sections 2.03 and 2.04.

                  (5) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 15 of the Notes, together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be or contingent interest, if any; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 2.05(2) exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of, and any accrued and unpaid contingent interest with respect to the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent.

                  SECTION 2.06. Conversion of Notes.

                  (1) Right to Convert. A Holder of a Note may convert such Note for Common Stock at any time during which the conditions stated in paragraph 10 of the Notes are met; provided, however, that if the Notes are properly presented for conversion before April 4, 2006 pursuant to the requirements of this Section 2.06, the Company, at its option, instead of delivering shares of Common Stock, may pay the Holder the Cash Conversion Price. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Final Maturity (the "Conversion Rate") shall be that set forth in paragraph 10 in the Notes, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount at Final Maturity of a Note if the portion is $1,000 or a multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  (2) Conversion Procedures. To convert a Note a Holder must satisfy the requirements in paragraph 10 of the Notes. The date on which the Holder of Notes satisfies all those requirements is the conversion date (the "Conversion Date"). Unless the Conversion Date is prior to April 4, 2006 and the Company elects to pay the Cash Conversion Price instead of issuing shares of Common Stock, as soon as practicable, but in no event later than the fifth Business Day following the Conversion Date the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 2.06(3). The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

                  If the Company elects to pay Cash instead of issuing shares with regard to a Note presented for conversion before April 4, 2006, the Company shall notify the Holder and the Trustee of such election no later than the second Business Day after the Conversion Date. If the Holder does not withdraw such election to convert, the Company shall pay the Cash Conversion Price not later than the tenth Business Day after the Conversion Date.

                  No payment or adjustment shall be made for dividends on or other distributions with respect to any Voting Stock except as provided in
Section 2.07. On conversion of a Note, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option pursuant to Section 2.08) attributable to the period from the Issue Date of the Note to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the (a) Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 2.09) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof; or
(b) the Company's payment of the Cash Conversion Price, if the Conversion Date is prior to April 4, 2006 and the Company elects to pay the Cash Conversion Price instead of issuing shares of Common Stock.

                  If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Final Maturity of the Notes converted.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount at Final Maturity to the unconverted portion of the Note surrendered.

                  If the last day on which a Note may be converted is a legal holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

                  (3) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Market Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

                  (4) Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  (5) Company to Provide Stock. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  SECTION 2.07. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (1) In case the Company shall (a) pay a dividend, or make a distribution, in shares of its Voting Stock, on its Voting Stock; (b) subdivide its outstanding Voting Stock into a greater number of shares; or (c) combine its outstanding Voting Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 2.07 shall become effective immediately after the Record Date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (2) In case the Company shall issue rights or warrants to all holders of any class or series of its Voting Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Voting Stock at a price per share less than the Market Price per share of Common Stock at the Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Voting Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Voting Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Voting Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Voting Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Voting Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Voting Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Voting Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (3) In case the Company shall, by dividend or otherwise, distribute to all holders of its Voting Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Voting Stock) or evidences of its indebtedness or assets (other than Cash) or rights or warrants to subscribe for or purchase any of its Notes (excluding those referred to in Section 2.07(2) hereof) (any of the foregoing hereinafter in this Section 2.07(3) called the "Distributed Securities"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Record Date mentioned below, and the denominator shall be the Market Price per share of the Common Stock on such Record Date less the fair market value on such Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Voting Stock. Such adjustment shall become effective immediately after the Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Voting Stock is equal to or greater than the Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note on such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2.07(3) by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Stock.

                  Notwithstanding the foregoing provisions of this Section 2.07(3), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, converted such Note for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

                  Upon conversion of the Notes the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under the Company's existing stockholder rights plan and any future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

                  (4) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Voting Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 2.08(6) applies or as part of a distribution referred to in Section 2.07(3)) in an aggregate amount that, combined together with (a) the aggregate amount of any other such distributions to all holders of any class of its Voting Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 2.07(4) has been made, and (b) the aggregate of any cash plus the fair market value of consideration payable in respect of any tender offer by the Company for all or any portion of any class of its Voting Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to

Section 2.07(5) has been made, exceeds 10% of the product of the Market Price (determined as provided herein) on the Record Date with respect to such distribution times the number of shares of Voting Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Stock and the denominator shall be the Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Voting Stock, such increase to be effective immediately prior to the opening of business on the day following the record date and the number of shares of Voting Stock outstanding on the Record Date; provided, however, that no adjustment will be made in respect of any such dividends and distributions that result in the payment of any contingent interest to the Holders; provided, further, that, if the portion of the cash so distributed applicable to one share of Voting Stock is (a) equal to or greater than the Market Price of the Common Stock on the Record Date or (b) the Market Price of the Common Stock on the Record Date is greater than the fair market value of the evidences of indebtedness, assets, rights and warrants distributed pursuant to Section 2.07(3) by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights warrants or options the Holder would have received had such Holder converted such Note immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 2.07(4) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 2.07(4) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

     (5) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (a) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 2.07(5) has been made, and (b) the aggregate amount of any distributions to all holders of the Voting Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 2.07(4) has been made, exceeds 10% of the product of the Market Price (determined as provided herein) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Voting Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Voting Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Voting Stock outstanding (less any Purchased Shares) on the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

     (6) For purposes of this Section 2.07, the number of shares of Voting Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Voting Stock. The Company shall not pay any dividend or make any distribution on shares of Voting Stock held in the treasury of the Company.

     SECTION 2.08. Miscellaneous Provisions Relating to Conversion.

     (1) When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 2.07, the Conversion Rate will not be adjusted for the issuance of Voting Stock or any securities convertible into or exchangeable for Voting Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment. All calculations under Sections 2.06, 2.07 and 2.08 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     (2) When No Adjustment Required. No adjustment need be made for rights to purchase Voting Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Voting Stock. To the extent the Notes become convertible into cash, assets, property or Notes (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such Notes. Interest shall not accrue on the cash.

     (3) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither than Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     (4) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 2.07, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Voting Stock or rights to purchase Voting Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

     (5) Notice to Holders Prior to Certain Actions. In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Voting Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.07;

         (b) the Company shall authorize the granting to all or substantially all the Holders of its Voting Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

         (c) of any reclassification or reorganization of the Voting Stock of the Company (other than a subdivision or combination of its outstanding Voting Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the Note register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Voting Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Voting Stock of record shall be entitled to exchange their Voting Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     (6) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Voting Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Notes or other property or assets (including cash) with respect to or in exchange for such Voting Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Notes or other property or assets (including cash) with respect to or in exchange for such Voting Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other Notes or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Voting Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.08(6).

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at his address appearing on the Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 2.08(6) applies to any event or occurrence, Section 2.07 shall not apply.

     (7) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Seven of the Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 2.08(6) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 2.08(6) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Seven of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     (8) Simultaneous Adjustments. In the event that Sections 2.06, 2.07 or 2.08 require adjustments to the Conversion Rate under more than one of Sections 2.07(l), (2), (3) or (4), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 2.07(3), second, the provisions of Section 2.07(4), third, the provisions of Section 2.07(l), and fourth, the provisions of Section 2.07(2).

     (9) Successive Adjustments. After an adjustment to the Conversion Rate under Sections 2.06, 2.07 or 2.08, any subsequent event requiring an adjustment under Sections 2.06, 2.07 or 2.08 shall cause an adjustment to the Conversion Rate as so adjusted.

     (10) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 2.06, 2.07 or 2.08, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Sections 2.06, 2.07 or 2.08 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     SECTION 2.09. Optional Conversion to Semiannual Cash Pay Note Upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this
Section 2.09, whichever is later (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue at the rate of 5.125% per annum on a restated principal amount per $1,000 original Principal Amount at Final Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semiannually on April 4 and October 4 of each year (each an "Interest Payment Date") to holders of record at the close of business on March 21 and September 19 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of their exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Notes. From and after the Option Exercise Date,
(i) the Company shall be obligated to pay at Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date, in lieu of the Principal Amount at Final Maturity of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest, (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, means Restated Principal Amount plus accrued and unpaid interest with respect to any Note, and (iii) contingent interest shall cease to accrue on the Notes. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to semiannual cash pay notes.

     SECTION 2.10. Calculation of Original Issue Discount for U.S. Federal Income Tax Purposes. The Company agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to agree, to treat (in the absence of an administrative determination or judicial ruling to the contrary), for United States federal income tax purposes, the Notes as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations. For United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the Treasury Regulations, based on a comparable yield of 10.04% compounded semiannually and the projected payment schedule attached hereto as Exhibit B. The Company shall file with the Trustee promptly at the end of each calendar year: (1) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

     The Company acknowledges and agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash pay nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes; (ii) the schedule of projected payments attached hereto as Exhibit B is determined on the basis of the comparable yield and an assumption of linear growth of the stock price and a constant dividend yield;
(iii) the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes; and (iv) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.

     SECTION 2.11. Payment of Interest.


     (1) Paying Agent To Hold Money in Trust. Prior to 11:00 a.m. (New York City time) on any applicable payment date, the Company shall deposit with the Paying Agent (or if an Issuer or a Subsidiary of any Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay semiannual or contingent interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     (2) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     (3) Payment of Interest; Interest Rights Preserved. (a) Semiannual or contingent interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual or contingent interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Note, semiannual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

     (b) Except as otherwise specified with respect to the Notes, any semiannual or contingent interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or
(ii) below.

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date for the payment of such Defaulted Interest (the "Special Record Date"), which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to this Supplemental Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

          (ii) Alternatively, the Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any Notes exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.11 and Section 3.02, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to semiannual or contingent interest accrued and unpaid to, and to accrue, which were carried by such other Note.

                                 ARTICLE THREE

                                GLOBAL SECURITIES

     SECTION 3.01. If the Board of Directors shall establish that the Notes are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall authenticate and deliver such Global Security or Securities which (1) shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount at Final Maturity of, the outstanding Notes to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in writing to the Trustee, (2) shall be registered in the name of The Depository Trust Company, New York, New York (the "Depositary") or its nominee, (3) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (4) shall bear a legend substantially to the following effect:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Interests in the Global Securities shall be issued only in denominations of $1,000 or integral multiples thereof.

     SECTION 3.02. Notwithstanding any other provisions herein but subject to the provisions of Section 3.03 below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Notes, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.08 of the Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

     SECTION 3.03. (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange for such Global Security, shall authenticate and deliver, individual Notes in an aggregate Principal Amount at Final Maturity equal to the Principal Amount at Final Maturity of the Global Security in exchange for such Global Security.

     (2) The Company may at any time and in its sole discretion determine that the Notes or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Security, shall authenticate and deliver individual Notes in definitive form in an aggregate Principal Amount at Final Maturity equal to the Principal Amount at Final Maturity of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

     (3) If specified by the Company with respect to Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Notes in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service-charge, (a) to each Person specified by such Depositary a new Note or Notes of any authorized denomination as requested by such Person in aggregate Principal Amount at Final Maturity equal to and in exchange for such Person's beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the Principal Amount at Final Maturity of the surrendered Global Security and the aggregate Principal Amount at Final Maturity of Notes delivered to the Holders thereof.

     (4) In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or its agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Principal Amount at Final Maturity of a Global Security for individual Notes, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Notes issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

                                  ARTICLE FOUR

                              ADDITIONAL COVENANTS

     SECTION 4.01. Limitation on Liens. Except as provided in Section 4.03, the Company shall not, and shall not permit any Significant Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of the Company or Significant Subsidiary on any Principal Property of the Company or Significant Subsidiary, without making, or causing such Significant Subsidiary to make, effective provision to secure all of the Notes offered hereunder and then outstanding by such Lien, equally and ratably with any and all other such Indebtedness thereby secured, so long as such other Indebtedness is so secured, except that the foregoing restrictions shall not apply to:

     (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or Significant Subsidiary or at the time of sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to the Company or Significant Subsidiary;

     (b) Liens on property of a Person existing at the time such Person becomes a Significant Subsidiary or existing on property prior to the acquisition thereof by the Company or Significant Subsidiary;

     (c) Liens securing Indebtedness between a Significant Subsidiary and the Company or between Significant Subsidiaries or Company;

     (d) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that the Company or the Significant Subsidiary must dispose of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to the Company or Significant Subsidiary;

     (e) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or performance of any other similar obligations, including, without limitation, Liens to secure pollution control bonds or industrial revenue or other similar types of bonds;

     (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

     (g) Liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and their respective Subsidiaries taken as a whole;

     (h) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings which are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP;

     (i) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or the Significant Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or the Significant Subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;

     (j) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

     (k) Liens granted to any bank or other institution on the payments to be made to such institution by the Company or any Subsidiary thereof, pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business;

     (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies;

     (m) Liens arising from Uniform Commercial Code financing statements regarding leases;

     (n) the giving, simultaneously with or within 180 days after the latest of the Closing Date, or the acquisition, construction, improvement, development or expansion of such property, of a purchase money Lien on property acquired, constructed, improved, developed or expanded after the Closing Date, or the acquisition, construction, improvement, development or expansion after the Closing Date, of property subject to any Lien which is limited to such property;

     (o) the giving of a Lien on real property which is the sole security for Indebtedness incurred within two years after the latest of the Closing Date, or the acquisition, construction, improvement, development or expansion of such property, provided that the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security;

     (p) Liens arising by the terms of letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder;

     (q) Liens existing on the Closing Date;

     (r) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; and

     (s) Liens securing refinancing, extension or refunding of any Indebtedness; provided, that any such Lien does not otherwise extend to or cover any property or assets other than the property or assets securing Indebtedness so refinanced, extended or refunded.

     SECTION 4.02. Sale and Leaseback Transactions. Except as provided in
Section 4.03, the Company shall not, and shall not permit any Significant Subsidiary to, after the date hereof, enter into any arrangement with any Person providing for the leasing by the Company or any Significant Subsidiary of any Principal Property now owned or hereafter acquired which has been or is to be sold or transferred by the Company or such Significant Subsidiary to such Person with the intention of taking back a lease of such Principal Property (a "Sale and Leaseback Transaction"), unless the net proceeds of such sale or transfer have been determined by the Board of Directors to be at least equal to the fair market value of such Principal Property or asset at the time of such sale and transfer and either (i) the Company or such Significant Subsidiary applies or causes to be applied an amount equal to the net proceeds of such sale or transfer, within 180 days of receipt thereof, to the retirement or prepayment (other than any mandatory retirement or prepayment, except mandatory retirements or prepayments required as a result of such Sale and Leaseback Transaction) of Funded Debt of the Company or any Significant Subsidiary ranking senior to or pari passu with the Notes or to the purchase, construction or development of property or assets to be used in the ordinary course of business, or (ii) the Company or such Significant Subsidiary would, on the effective date of such sale or transfer, be entitled, pursuant to this Indenture, to issue, assume or guarantee Indebtedness secured by a Lien upon such Principal Property, at least equal in amount to the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Notes. The foregoing restriction shall not apply to any Sale and Leaseback Transaction (i) between the Company and any Significant Subsidiary or among Significant Subsidiaries, provided that the lessor shall be the Company or a Wholly Owned Significant Subsidiary, (ii) involving the leasing by the Company or any Subsidiary of model homes in the Company's communities; (iii) which has a lease of less than three years in length, or (iv) entered into within 180 days after the later of the purchase, construction of development of such Principal Property or assets, or the commencement of operation of such Principal Property.

     SECTION 4.03. Exempted Debt. Notwithstanding Sections 4.01 and 4.02 hereof, the Company or any Significant Subsidiary may, in addition to amounts permitted under such restrictions, create Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions, provided that, at the time of such transactions and after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 20% of Consolidated Shareholders' Equity.

     SECTION 4.04. Waiver of Certain Covenants. The Company may, in any particular instance, be excused from failing to comply with any term, provision or condition set forth in Sections 4.01 to 4.03 hereof, with respect to the Notes if before the time for such compliance the Holders of at least a majority in Principal Amount at Final Maturity of the outstanding Notes shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least a majority in Principal Amount at Final Maturity of the outstanding Notes affected shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 5.01. Additional Events of Default. In addition to the applicable Events of Default set forth in Section 6.01 of the Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Notes in this Supplemental Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) a default by the Company in the payment of the any Principal Amount at Final Maturity (or, if the Notes have been converted to semiannual cash pay notes following the occurrence of a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, or Fundamental Change Purchase Price due with respect to the Notes;

     (2) a default by the Company in the payment of any contingent interest or of interest which becomes payable after the Notes have been converted to semiannual cash pay notes following the occurrence of a Tax Event, which default, in either case, continues for 30 days;

     (3) a default by the Company or any Significant Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Significant Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $75 million;

     (4) a failure to perform any other covenant or warranty of the Company herein, in the Notes and in the Indenture, which continues for 30 days after written notice as provided in Section 6.01 of the Indenture;

     (5) final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Significant Subsidiaries of an amount (to the extent not covered by insurance) in excess of $75 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; or

     (6) any event described in Sections 6.01(4) or 6.01(5) of the Indenture with respect to the Company or any of its Subsidiaries.

     SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25 percent in aggregate Principal Amount at Final Maturity of the Notes then outstanding by notice to the Company and the Trustee may declare the Issue Price and accrued Original Issue Discount to the date of declaration, and any accrued and unpaid interest (including contingent interest) through the date of such declaration on all of the Notes to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount, and such accrued and unpaid interest (including contingent interest), if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture or Section 5.01(6) of this Supplemental Indenture occurs and is continuing, the Issue Price and accrued Original Issue Discount accrued to the date of the occurrence of the bankruptcy or insolvency on all of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount at Final Maturity of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount on any of the Notes that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section
7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

     If of a Default or any Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall within 120 days after the occurrence of such Default or Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default known to the Trustee, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the Principal Amount at Final Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, as the case may be, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     The Holders of a majority in Principal Amount at Final Maturity of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

                                  ARTICLE SIX

                       DISCHARGE OF SUPPLEMENTAL INDENTURE

     SECTION 6.01. Discharge of Supplemental Indenture. When (1) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be canceled upon redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, monies sufficient to pay at the Final Maturity Date or upon redemption all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including the Principal Amount at Final Maturity, accrued Original Issue Discount and interest (including contingent interest, if any) accrued and unpaid to such Final Maturity Date or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Notes and this Supplemental Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes;
(ii) rights hereunder of Holders to receive payments of the Principal Amount at Final Maturity, including Original Issue Discount and interest (including contingent interest, if any) due with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee hereunder and under the Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an opinion of Counsel as required by Section 6.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Notes and this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture with respect to the Notes, this Supplemental Indenture or the Notes.

     SECTION 6.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 of the Indenture by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture with respect to the Notes, this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02 of the Indenture; provided, however, that if the Company makes any payment of Principal Amount at Final Maturity or Original Issue Discount or interest (including contingent interest), if any, of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     SECTION 6.03. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under
Section 6.01, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                                 ARTICLE SEVEN

                             SUPPLEMENTAL INDENTURES

     SECTION 7.01. With Consent of Holders. In addition to those matters described in Section 9.02 of the Indenture which require the consent of the Holder so affected to amend, supplement or waive any provision of the Indenture or this Supplemental Indenture, without the consent of the Holder so affected, the Company and the Trustee may not:

     (1) extend the fixed maturity of any Note, reduce the Principal Amount at Final Maturity, Issue Price, Purchase Price, Fundamental Change Purchase Price, Redemption Price or amount of Cash paid in lieu of shares of Common Stock, change the obligation of the Company to repurchase any Note upon the occurrence of any Fundamental Change in a manner adverse to Holders of Notes, impair the right of a Holder to institute suit for the payment thereof, change the currency in which the Notes are payable, or impair the right to convert the Notes into Common Stock in any material respect, or change any Purchase Date;

     (2) make any change in the manner or rate of accrual in connection with Original Issue Discount, make any change in the manner of calculation of, or that adversely affects the right to receive, contingent interest, reduce the rate of interest referred to in paragraph 1 of the Notes, reduce the rate of interest referred to in Section 2.09 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount, contingent interest or interest, if any, on any Note; or

     (3) reduce the aforesaid percentage of Notes the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all of the Notes then outstanding.

     Except as set forth in this Article Seven to the contrary, the terms in Article Nine of the Indenture shall govern.

                                 ARTICLE EIGHT

                           SUBORDINATION OF THE NOTES

     SECTION 8.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Eight, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Company.

     SECTION 8.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment by the Company for the benefit of its creditors or the marshaling of the assets and liabilities of the Company:

     (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Obligations due in respect thereof before Holders shall be entitled to receive any payment of principal or interest on the Notes; and

     (2) until such Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article Eight shall be made to holders of such Senior Indebtedness as their interests may appear.

     SECTION 8.03. Default on Designated Senior Indebtedness of the Company. The Company may not pay the principal of or interest on the Notes and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), other than payments and other distributions in the form of Common Stock if:

          (i) a payment default on Designated Senior Indebtedness of the Company occurs and is continuing beyond any applicable grace period; or

          (ii) any other default occurs and is continuing on Designated Senior Indebtedness of the Company that permits the holders thereof to accelerate its maturity and the Trustee receives a notice of that default (a "Payment Blockage Notice") from the Company or the holders of such Designated Senior Indebtedness.

Payments on the Notes may and shall be resumed:

          (x) in the case of a Payment Blockage Notice relating to a payment default, upon the date on which it is cured or waived; and

          (y) in case of a Payment Blockage Notice relating to a nonpayment default, the earlier of the date on which it is cured or waived or 179 days after the date on which such Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Indebtedness of the Company has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

     (1) 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal of and interest on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 180 days.

     SECTION 8.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.

     SECTION 8.05. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article Eight should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     SECTION 8.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article Eight to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

     SECTION 8.07. Relative Rights. This Article Eight defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Supplemental Indenture shall:

     (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its obligations in respect of this Supplemental Indenture and the Notes in accordance with their terms; or

     (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article Eight.

     SECTION 8.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the

Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Supplemental Indenture.

     SECTION 8.09. Limitation on Senior Indebtedness. The Company shall not incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes.

     SECTION 8.10. Rights of Trustee and Paying Agent. (a) Notwithstanding
Section 8.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Eight. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that if the holders of an issue of Senior Indebtedness of the Company have a Representative, only the Representative may give the notice.

     (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness.

     SECTION 8.11. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

     SECTION 8.12. Article Eight Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article Eight shall not be construed as preventing the occurrence of a Default. Nothing in this Article Eight shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

     SECTION 8.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article Eight, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 8.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Eight, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 8.14. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article Eight and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 8.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article Eight or otherwise.

     SECTION 8.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     SECTION 9.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

     SECTION 9.02. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control with regard to the Notes.

     SECTION 9.03. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under this Supplemental Indenture or with regard to the Notes, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

     SECTION 9.04. Successors. All agreements of the Company in the Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

     SECTION 9.05. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.


                                    LENNAR CORPORATION


                                    By: /s/ David B. McCain
                                        --------------------------





                                    BANK ONE TRUST COMPANY, N.A.



                                    By: /s/ Mary R. Fonti
                                       ------------------------
                                       Name:  Mary R. Fonti
                                       Title: Vice President

                                                                       EXHIBIT A


                        [FORM OF FACE OF GLOBAL SECURITY]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS APRIL 4, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 5.125% PER ANNUM.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               LENNAR CORPORATION

            ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2021

No. __________                                   Original Issue Discount:
Issue Date: April 4, 2001                        $636.54 (for each $1,000
Issue Price: $363.46                             Principal Amount at Final
(for each $1,000 Principal                       Maturity)
Amount at Final Maturity)
                                                 CUSIP:_________________

     Lennar Corporation, a Delaware corporation, promises to pay to __________ or registered assigns, on April 4, 2021 the Principal Amount of __________ Dollars ($__________).

     This Note shall not bear periodic interest except as specified on the other side of this instrument. Original Issue Discount shall accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

     Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be duly executed under its corporate seal.

                                    LENNAR CORPORATION


                                    By:
                                       ----------------------------
                                       Title:



                                     Attest:

                                    By:
                                       ----------------------------
                                       Title:


[SEAL]

Dated:  April 4, 2001

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture and Supplemental Indenture.

BANK ONE TRUST COMPANY, N.A., as Trustee

By:
   ---------------------------------------
         Authorized Signatory

                    [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                               LENNAR CORPORATION

            ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2021

1.   INTEREST

     This Note shall not bear periodic interest, except as specified in this paragraph and in paragraphs 5 and 11 hereof. If the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 5.02 of the Supplemental Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Final Maturity of this Note) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall bear interest at the rate of 5.125% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     The Original Issue Discount (the difference between the Issue Price and the Principal Amount at Final Maturity of the Note) in the period during which a Note remains outstanding, shall accrue at 5.125% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Note.

2.   METHOD OF PAYMENT

     Subject to the terms and conditions of the Supplemental Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   PAYING AGENT, CONVERSION AGENT, BID AGENT AND REGISTRAR

     Initially, Bank One Trust Company, N.A., a national banking association (the "Trustee"), shall act as Paying Agent, Conversion Agent, Bid Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar.

4.   SUPPLEMENTAL INDENTURE

     The Company issued the Notes under a supplemental indenture (the "Supplemental Indenture"), dated as of April 4, 2001, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Supplemental Indenture. The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture for a statement of those terms.

     The Notes are general unsecured obligations of the Company limited to $632,807,000 aggregate Principal Amount at Final Maturity. The Supplemental Indenture does not limit other indebtedness of the Company.

5.   CONTINGENT INTEREST

     Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from April 4 to October 3 and from October 4 to April 3, commencing after April 4, 2006, if the average Note Market Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the sum of the Issue Price of a Note and Original Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

     The amount of contingent interest payable per $1,000 Principal Amount at Final Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Final Maturity hereof is convertible pursuant to paragraph 10 hereof as of the accrual date for such contingent interest or (y) 0.125% of the average Note Market Price for the Five-Day Period with respect to such Contingent Interest Period.

     Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, on the last day of the relevant Contingent Interest Period. Original Issue Discount will continue to accrue at 5.125% per annum whether or not contingent interest is paid.

     "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" means, with respect to such Contingent

Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

     "Cash Dividends" means all cash dividends on the Company's common stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors as part of its cash dividend payment practices.

     "Note Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Final Maturity obtained by the Bid Agent for $10 million Principal Amount at Maturity of Notes at approximately 4:00 p.m. (New York City time) on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or
(b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Note Market Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 2.07(1), 2.07(2) or 2.07(3) (subject to the conditions set forth in Sections 2.08(1) and 2.08(2)) of the Supplemental Indenture.

     Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site at www.lennar.com.

6.   REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Notes are not redeemable prior to April 4, 2006.

     The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Final Maturity on the dates shown below and at Final Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to but excluding the actual Redemption Date.

REDEMPTION DATE                   ISSUE       ACCRUED OID AT      REDEMPTION
                                 PRICE(1)        5.125%(2)        PRICE (1+2)
                                 --------        ---------        -----------
April 4, 2006..............      $363.46         $104.64             $468.10
April 4, 2007..............      $363.46          128.94              492.40
April 4, 2008..............      $363.46          154.50              517.96
April 4, 2009..............      $363.46          181.39              544.85
April 4, 2010..............      $363.46          209.67              573.13
April 4, 2011..............      $363.46          239.42              602.88
April 4, 2012..............      $363.46          270.71              634.17
April 4, 2013..............      $363.46          303.63              667.09

REDEMPTION DATE                   ISSUE       ACCRUED OID AT      REDEMPTION
                                 PRICE(1)        5.125%(2)        PRICE (1+2)
                                 --------        ---------        -----------
April 4, 2014..............      $363.46          338.25              701.71
April 4, 2015..............      $363.46          374.68              738.14
April 4, 2016..............      $363.46          412.99              776.45
April 4, 2017..............      $363.46          453.29              816.75
April 4, 2018..............      $363.46          495.69              859.15
April 4, 2019..............      $363.46          540.29              903.75
April 4, 2020..............      $363.46          587.20              950.66
April 4, 2021..............      $363.46          636.54            1,000.00

If this Note has been converted to a semiannual cash pay note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Note be redeemable before April 4, 2006.

In addition to the Redemption Price payable with respect to all Notes or portions thereof to be redeemed as of a Redemption Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

     (a) Subject to the terms and conditions of the Supplemental Indenture, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Final Maturity, upon delivery of a Purchase Notice containing the information set forth in the Supplemental Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Supplemental Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

Purchase Date                                               Purchase Price
-------------                                               --------------
April 4, 2006.............................................     $ 468.10
April 4, 2011.............................................       602.88
April 4, 2016.............................................       776.45

Notes in denominations larger than $1,000 of Principal Amount at Final Maturity may be purchased in part, but only in multiples of $1,000 of Principal Amount at Final Maturity.

     (b) If prior to a Purchase Date this Note has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

     (c) If a Fundamental Change shall occur at any time prior to April 4, 2006, each Holder of Notes shall have the right, at such Holder's option and subject to the terms and conditions of the Supplemental Indenture, to require the Company to purchase such Holder's Notes on the

Business Day that is 95 days after the date of the Fundamental Change for a Fundamental Change Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid at the option of the Company in cash or by the issuance and delivery of shares of Common Stock of the Company. Notes in denominations larger than $1,000 of Principal Amount at Final Maturity may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount at Final Maturity.

     (d) In addition to the Purchase Price or Fundamental Change Purchase Price, as the case may be, payable with respect to all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash promptly following the later of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, and the time of delivery of such Notes to the Paying Agent pursuant to the Supplemental Indenture.

     (e) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Supplemental Indenture.

     (f) If cash (and/or Common Stock if permitted under the Supplemental Indenture) sufficient to pay a Fundamental Change Purchase Price or cash (and/or Common Stock if permitted under the Supplemental Indenture) sufficient to pay a Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest with respect to, all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, Original Issue Discount and interest (including contingent interest), if any, ceases to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, and accrued and unpaid contingent interest, if any, upon surrender or such Note).

8.   NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

     Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, together with any accrued and unpaid contingent interest with respect to, all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount and interest (including contingent interest), if any, ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 Principal Amount at Final Maturity may be redeemed in part but only in multiples of $1,000 or Principal Amount at Final Maturity.

9.   RANKING

     The Notes shall be direct, unsecured senior subordinated obligations of the Company and shall rank equally in right of payment with all other unsecured senior subordinated indebtedness of the Company and be subject to the provisions regarding subordination contained in Article Eight of the Supplemental Indenture. The Notes are not guaranteed.

10.  CONVERSION

     Subject to the next two succeeding sentences and the right of the Company to elect to pay the Cash Conversion Price instead of issuing shares of Common Stock if the Conversion Date is prior to April 4, 2006, a Holder of a Note may convert this Note for Common Stock of the Company at any time on or before the close of business on April 4, 2021 if at least one of the following conditions is satisfied:

     (a) the Twenty-Day Average Price on the Conversion Date is (i) for the period from issuance of the Notes to April 3, 2006, 120% or more of the Accreted Conversion Price, (ii) for the period from April 4, 2006 to April 3, 2007, 115% or more of the Accreted Conversion Price, or (iii) for the period from April 4, 2007 to April 4, 2001, 110% or more of the Accreted Conversion Price;

     (b) the initial credit rating assigned to the Notes has been reduced by two levels by any two of the following agencies: Moody's Investors Service, Inc. Standard & Poor's Ratings Services or Fitch IBCA Duff & Phelps (for the avoidance of doubt, the foregoing reference to "levels" is intended to refer to any subcategories such rating agencies employ in their announced ratings of securities, including plusses and minuses, but not including any characterization as to likelihood of future action in respect of securities' ratings) and continues to be rated at or below such reduced rating level;

     (c) the Note has been called for redemption by the Company, at any time prior to the close of business on the second Business Day prior to the Redemption Date; or

     (d) the Company elects (i) to distribute to all Holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days, Common Stock at less than the Sale Price at the time, (ii) to distribute to all Holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution, or (iii) in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction.

     In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders of Notes at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

     If this Note is called for redemption, the Holder may convert it at any time before the close of business on the last Business Day prior to the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note or to purchase such Note in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Supplemental Indenture.

     The initial Conversion Rate is 6.3842 shares of Common Stock per $1,000 Principal Amount at Final Maturity, subject to adjustment in certain events described in the Supplemental Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

     In the event the Company exercises its option pursuant to Section 2.09 of the Supplemental Indenture to have interest in lieu of Original Issue Discount accrue on the Note following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     Notes surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no contingent interest on converted Notes will accrue after the date of conversion.

     To convert this Note a Holder must (1) complete and manually sign the conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of this Note only if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Supplemental Indenture. On conversion of this Note, that portion of accrued Original Issue Discount (or, interest, if the Company has exercised its option provided for in paragraph 11 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted portion of this Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

11.  TAX EVENT

     (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 5.125% per annum on a principal amount per $1,000 original Principal Amount at Final Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on April 4 and October 4 of each year (each an "Interest Payment Date") to holders of record at the close of business on March 21 or September 19 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

     (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Note.

12.  DEFAULTED INTEREST

     Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.11(3)(b) of the Supplemental Indenture.

13.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 of Principal Amount at Final Maturity and multiplies of $1,000. A Holder may transfer or convert

Notes in accordance with the Supplemental Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

14.  PERSONS DEEMED OWNERS

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

15.  UNCLAIMED MONEY OR PROPERTY

     The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

16.  AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, (i) the Supplemental Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Final Maturity of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Final Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, without the consent of any Holder, the Company and the Trustee may amend the Supplemental Indenture or the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Holder, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets, to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Supplemental Indenture, to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes, or to modify, eliminate or add to the provisions of the Supplemental Indenture to such extent as shall be necessary to comply with the Supplemental Indenture under the TIA, or under any similar federal statue hereafter enacted.

17.  DEFAULTS AND REMEDIES

     Under the Supplemental Indenture, Events of Default include (i) a default by the Company in the payment of any principal (including accrued Original Issue Discount), Redemption Price, Purchase Price, or Fundamental Change Purchase Price due with respect to the Notes; (ii) default in the payment of contingent interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 11 hereof which default in either case continues for 30 days; (iii) a default by the Company or any Significant Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $75 million; (iv) a failure to perform any other covenant or warranty of the Company herein, in the Supplemental Indenture and in the Indenture, which continues for 30 days after written notice as provided in
Section 6.01 of the Indenture; (v) final judgments or orders are rendered against the Company or any of its Significant Subsidiaries which require the payment by the Company or any of its Significant Subsidiaries of an amount (to the extent not covered by insurance) in excess of $75 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and (vi) any event described in Sections 6.01(4) or 6.01(5) of the Indenture with respect to the Company or any of its Subsidiaries. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the Issue Price and accrued Original Issue Discount of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Supplemental Indenture or the Notes except as provided in the Indenture or the Supplemental Indenture. The Trustee may refuse to enforce the Supplemental Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount at Final Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

18.  TRUSTEE DEALINGS WITH THE COMPANY

     The Trustee under the Indenture and under the Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.  NO RECOURSE AGAINST OTHERS

     A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20.  AUTHENTICATION

     This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

21.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.  GOVERNING LAW

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE SUPPLEMENTAL INDENTURE AND THIS NOTE.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture which has in it the text of this
Note in larger type. Requests may be made to:

            Lennar Corporation
            700 N.W. 107th Avenue
            Miami, Florida  33172
            Attn: Bruce E. Gross
                  Vice President and Chief Financial Officer

                            FORM OF CONVERSION NOTICE

To: Lennar Corporation

     The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, for shares of Common Stock of Lennar Corporation in accordance with the terms of the Supplemental Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this Note unless the Conversion Date is prior to April 4, 2006 and the Company delivers timely notice of its election to deliver cash instead of issuing shares of Common Stock in accordance with Section 2.06(2) of the Supplemental Indenture. If the Company delivers such notice, the undersigned may withdraw this notice in accordance with Section 2.06(2) of the Supplemental Indenture.

Dated:
                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)


Fill in for registration of shares
if to be delivered, and Notes if to
be issued other than to and in the
name of registered holder:

                                               Principal Amount at Final
---------------------------                    Maturity to be purchased (if
(Name)                                         less than all):

---------------------------
(Street Address)                               $__,000


---------------------------                    Social Security or Other
(City, state and zip code)                     Taxpayer Number

Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Lennar Corporation

     The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Lennar Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof (or, if the Company elects in accordance with Section 2.04(3) of the Supplemental Indenture, Common Stock) and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


                                               ---------------------------------
                                                          Signature(s)

Fill in for registration of shares
if to be delivered, and Notes if
to be issued other than to and in
the name of registered holder:

---------------------------
(Name)

---------------------------
(Street Address)

---------------------------
(City, state and zip code)

Please print name and address

                                               Principal Amount at Final
                                               Maturity to be purchased (if
                                               less than all):  $__,000

If the Company has elected to pay the Fundamental Change Purchase Price, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied I elect [check one]:

      __to withdraw such Purchase Notice as to the Notes to which such Fundamental Change Purchase Notice relates in the Principal Amount at Final Maturity of $_____,000, with certificate numbers _________, or

      __ to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates

                                               Social Security or Other
                                               Taxpayer Number

                                 ASSIGNMENT FORM

      For value received ____________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                                                --------------------------------
                                                          Signature(s)
                                                Signature(s) must be guaranteed
                                                by a commercial bank or trust
                                                company or a member firm of a
                                                major stock exchange if shares
                                                of Common Stock are to be
                                                issued, or Notes to be
                                                delivered, other than to or in
                                                the name of the registered
                                                holder.


                                                --------------------------------
                                                       Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

                         PROJECTED PAYMENT SCHEDULE*
                         --------------------------

       Semi-annual Period Ending               Projected Payment Per Note
       -------------------------               --------------------------
         April 4, 2006                                    $0.00
         October 4, 2006                                  $0.00
         April 4, 2007                                    $0.00
         October 4, 2007                                  $0.00
         April 4, 2008                                    $0.00
         October 4, 2008                                  $0.00
         April 4, 2009                                    $0.83
         October 4, 2009                                  $0.88
         April 4, 2010                                    $0.93
         October 4, 2010                                  $0.98
         April 4, 2011                                    $1.04
         October 4, 2011                                  $1.10
         April 4, 2012                                    $1.16
         October 4, 2012                                  $1.23
         April 4, 2013                                    $1.29
         October 4, 2013                                  $1.37
         April 4, 2014                                    $1.45
         October 4, 2014                                  $1.53
         April 4, 2015                                    $1.61
         October 4, 2015                                  $1.71
         April 4, 2016                                    $1.80
         October 4, 2016                                  $1.91
         April 4, 2017                                    $2.01
         October 4, 2017                                  $2.13
         April 4, 2018                                    $2.25
         October 4, 2018                                  $2.38
         April 4, 2019                                    $2.51
         October 4, 2019                                  $2.65
         April 4, 2020                                    $2.80
         October 4, 2020                                  $2.96
         April 4, 2021                                 $2508.71

* The comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash-pay nonconvertible debt security with no contingent payments but with terms and conditions otherwise comparable to those of the Notes. The schedule of projected payments is determined on the basis of the comparable yield and an assumption of linear growth of the Company's stock price and a constant dividend yield. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.